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                                                              EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 1997, except as to the pooling of interests with Kemper-Masterson, Inc., which is as of December 1, 1997, relating to the consolidated financial statements of PAREXEL International Corporation, which appears in the Prospectus constituting part of the Registration Statement on Form S-3 of PAREXEL International Corporation dated January 27, 1998.



PRICE WATERHOUSE LLP


BOSTON, MASSACHUSETTS
FEBRUARY 26, 1998



425MTH6463/32.481128-1